Assured Guaranty Ltd.
June 30, 2019
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that Assured Guaranty's planned acquisition (BlueMountain Acquisition) of all of the outstanding equity interests in BlueMountain Capital Management, LLC (BlueMountain) and its associated entities fails to close or is delayed due to the failure to fulfill or waive closing conditions, including the receipt of necessary regulatory approvals and client consents, or fails to close or is delayed for other reasons; (15) the impact of the announcement of Assured Guaranty's planned BlueMountain Acquisition on the Company and its relationships with its investors, regulators, rating agencies, employees and the obligors it insures and on the business of BlueMountain and its relationships with its clients and employees; (16) the possibility that regulators, clients of BlueMountain or others will impose conditions on their approvals or consents of the planned BlueMountain Acquisition or not provide approvals or consents Assured Guaranty anticipated receiving and receipt of which is not a condition to closing; (17) the failure of Assured Guaranty to successfully integrate the business of BlueMountain after closing; (18) the possibility that acquisitions or alternative investments made by Assured Guaranty, including its anticipated BlueMountain Acquisition, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (19) difficulties with the execution of Assured Guaranty’s business strategy; (20) loss of key personnel; (21) the effects of mergers, acquisitions and divestitures; (22) natural or man-made catastrophes; (23) other risk factors identified in AGL's filings with the SEC; (24) other risks and uncertainties that have not been identified at this time and; (25) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$142	$75	$196	$272
Non-GAAP operating income(1)	141	74	227	229
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $1, $(1), $1 and $0) included in non-GAAP operating income	6	(4)	6	1

Net income (loss) per diluted share	$1.39	$0.67	$1.90	$2.37
Non-GAAP operating income per diluted share (1)	1.38	0.66	2.20	1.99
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	0.05	(0.03)	0.06	0.01

Weighted average shares outstanding
Basic shares outstanding	101.2	111.7	102.1	113.4
Diluted shares outstanding (2)	101.9	112.9	103.0	114.8

Effective tax rate on net income	21.9%	13.2%	18.4%	10.4%
Effective tax rate on non-GAAP operating income(3)	21.0%	6.6%	18.2%	8.7%
Effect of FG VIE consolidation included in effective tax rate on non-GAAP operating income	—%	(0.8)%	0.1%	0.1%

Return on equity (ROE) calculations (4):
GAAP ROE	8.5%	4.5%	5.9%	8.1%
Non-GAAP operating ROE (1)	8.9%	4.6%	7.1%	7.1%
Effect of FG VIE consolidation on non-GAAP operating ROE	0.3%	(0.2)%	0.1%	0.1%

New business:
Gross written premiums (GWP)	$51	$393	$90	$466
Present value of new business production (PVP) (1)	54	454	96	515
Gross par written	4,183	14,571	6,890	16,773

			As of
			June 30, 2019	December 31, 2018
Shareholders' equity			$6,722	$6,555
Non-GAAP operating shareholders' equity (1)			6,335	6,342
Non-GAAP adjusted book value (1)			8,849	8,922
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			12	3
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(2)	(15)

Shares outstanding at the end of period			99.8	103.7

Shareholders' equity per share			$67.35	$63.23
Non-GAAP operating shareholders' equity per share (1)			63.48	61.17
Non-GAAP adjusted book value per share (1)			88.67	86.06
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			0.12	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.02)	(0.15)

Financial guaranty net debt service outstanding			$361,999	$371,586
Financial guaranty net par outstanding			235,367	241,802
Claims-paying resources (5)			11,457	11,815

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and non-GAAP operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to non-GAAP operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$20	$39	$46	$91
Net change in fair value of credit derivatives, pre-tax	—	1	—	6

Net income effect	15	32	34	77
Net income per diluted share	0.15	0.28	0.33	0.67

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	29	40	55	95
Non-GAAP operating income(1) effect	15	31	34	74
Non-GAAP operating income per diluted share (1)	0.15	0.27	0.33	0.65

1)
Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	June 30,	December 31,
	2019	2018
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,574	$10,089
Short-term investments, at fair value	1,159	729
Other invested assets	60	55
Total investment portfolio	10,793	10,873

Cash	190	104
Premiums receivable, net of commissions payable	866	904
Deferred acquisition costs	106	105
Salvage and subrogation recoverable	580	490
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	526	569
Other assets	520	558
Total assets	$13,581	$13,603

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,387	$3,512
Loss and loss adjustment expense (LAE) reserve	1,102	1,177
Long-term debt	1,233	1,233
Credit derivative liabilities	224	209
FG VIEs' liabilities with recourse, at fair value	446	517
FG VIEs' liabilities without recourse, at fair value	105	102
Other liabilities	362	298
Total liabilities	6,859	7,048

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	—	86
Retained earnings	6,425	6,374
Accumulated other comprehensive income	295	93
Deferred equity compensation	1	1
Total shareholders' equity	6,722	6,555
Total liabilities and shareholders' equity	$13,581	$13,603

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Net earned premiums	$112	$136	$230	$281
Net investment income	110	98	208	198
Net realized investment gains (losses)	8	(2)	(4)	(7)
Net change in fair value of credit derivatives	(8)	48	(30)	82
Fair value gains (losses) on FG VIEs	33	2	38	6
Foreign exchange gain (loss) on remeasurement	(14)	(36)	(3)	(14)
Other income (loss)	25	(26)	22	(33)
Total revenues	266	220	461	513
Expenses:
Loss and LAE	(1)	44	45	26
Amortization of deferred acquisition costs	4	4	10	9
Interest expense	22	24	45	48
Other operating expenses	60	62	124	127
Total expenses	85	134	224	210
Income (loss) before provision for income taxes and equity in net earnings of investees	181	86	237	303
Equity in net earnings of investees	1	1	3	1
Income (loss) before income taxes	182	87	240	304
Provision (benefit) for income taxes	40	12	44	32
Net income (loss)	$142	$75	$196	$272

Earnings per share:
Basic	$1.40	$0.67	$1.92	$2.39
Diluted	$1.39	$0.67	$1.90	$2.37

Assured Guaranty Ltd.
Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Three Months Ended June 30, 2019 and June 30, 2018

	Three Months Ended		Three Months Ended
	June 30, 2019		June 30, 2018
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(11)	$—	$(3)
Net investment income	—	(1)	—	(1)
Net realized investment gains (losses)	8	—	(2)	—
Net change in fair value of credit derivatives	(12)	—	43	—
Fair value gains (losses) on FG VIEs	—	33	—	2
Foreign exchange gain (loss) on remeasurement	(12)	—	(34)	—
Other income (loss)	19	—	(1)	—
Total revenue adjustments	3	21	6	(2)
Adjustments to expenses:
Loss expense	—	14	(1)	3
Total expense adjustments	—	14	(1)	3
Pre-tax adjustments	3	7	7	(5)
Tax effect of adjustments	2	1	6	(1)
After-tax adjustments	$1	$6	$1	$(4)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Six Months Ended June 30, 2019 and June 30, 2018

	Six Months Ended		Six Months Ended
	June 30, 2019		June 30, 2018
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(14)	$—	$(6)
Net investment income	—	(2)	—	(2)
Net realized investment gains (losses)	(4)	—	(7)	—
Net change in fair value of credit derivatives	(39)	—	72	—
Fair value gains (losses) on FG VIEs	—	38	—	6
Foreign exchange gain (loss) on remeasurement	(3)	—	(12)	—
Other income (loss)	10	—	(2)	—
Total revenue adjustments	(36)	22	51	(2)
Adjustments to expenses:
Loss expense	1	15	(2)	(3)
Total expense adjustments	1	15	(2)	(3)
Pre-tax adjustments	(37)	7	53	1
Tax effect of adjustments	(6)	1	10	—
After-tax adjustments	$(31)	$6	$43	$1

1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the condensed consolidated statements of operations that the Company removes to arrive at non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Non-GAAP Operating Income Reconciliation	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income (loss)	$142	$75	$196	$272
Less pre-tax adjustments:
Realized gains (losses) on investments	8	(2)	(4)	(7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(12)	44	(40)	74
Fair value gains (losses) on committed capital securities (CCS) (1)	19	(1)	10	(2)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves (1)	(12)	(34)	(3)	(12)
Total pre-tax adjustments	3	7	(37)	53
Less tax effect on pre-tax adjustments	(2)	(6)	6	(10)
Non-GAAP operating income	$141	$74	$227	$229

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $1, $(1), $1 and $0) included in non-GAAP operating income	$6	$(4)	$6	$1

Per diluted share:
Net income (loss)	$1.39	$0.67	$1.90	$2.37
Less pre-tax adjustments:
Realized gains (losses) on investments	0.08	(0.01)	(0.04)	(0.06)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.12)	0.39	(0.39)	0.65
Fair value gains (losses) on CCS (1)	0.19	(0.01)	0.09	(0.02)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves (1)	(0.12)	(0.30)	(0.02)	(0.11)
Total pre-tax adjustments	0.03	0.07	(0.36)	0.46
Less tax effect on pre-tax adjustments	(0.02)	(0.06)	0.06	(0.08)
Non-GAAP operating income	$1.38	$0.66	$2.20	$1.99

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.05	$(0.03)	$0.06	$0.01

1) Included in other income (loss) in the condensed consolidated statements of operations.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2019	2019	2018	2018	2018	2017
Shareholders' equity	$6,722	$6,669	$6,555	$6,634	$6,784	$6,839
Non-GAAP operating shareholders' equity	6,335	6,341	6,342	6,423	6,592	6,521
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	12	3	3	7	8	5

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2019	2018	2019	2018
Net income (loss)			$142	$75	$196	$272
Non-GAAP operating income			141	74	227	229
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income			6	(4)	6	1

Average shareholders' equity			$6,696	$6,709	$6,639	$6,737
Average non-GAAP operating shareholders' equity			6,338	6,508	6,339	6,472
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			8	8	8	6

GAAP ROE (1)			8.5%	4.5%	5.9%	8.1%
Non-GAAP operating ROE (1)			8.9%	4.6%	7.1%	7.1%
Effect of FG VIE consolidation included in non-GAAP operating ROE			0.3%	(0.2)%	0.1%	0.1%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2019	2019	2018	2018	2018	2017
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,722	$6,669	$6,555	$6,634	$6,784	$6,839
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(85)	(73)	(45)	(72)	(116)	(146)
Fair value gains (losses) on CCS	84	65	74	58	58	60
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	478	419	247	290	307	487
Less taxes	(90)	(83)	(63)	(65)	(57)	(83)
Non-GAAP operating shareholders' equity	6,335	6,341	6,342	6,423	6,592	6,521
Pre-tax reconciling items:
Less: Deferred acquisition costs	106	104	105	102	100	101
Plus: Net present value of estimated net future revenue	196	199	204	217	140	146
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,932	2,972	3,005	3,083	2,899	2,966
Plus taxes	(508)	(515)	(524)	(542)	(497)	(512)
Non-GAAP adjusted book value	$8,849	$8,893	$8,922	$9,079	$9,034	$9,020

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(3), $(1), $(1) $(2), $(2) and $(2))	$12	$3	$3	$7	$8	$5

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $1, $5, $4 $3, $3 and $3)	$(2)	$(20)	$(15)	$(12)	$(12)	$(14)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2019
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,530	$1,729	$230	$914	$(406)	$4,997
Contingency reserve(1)	1,082	633	209	—	(209)	1,715
Qualified statutory capital	3,612	2,362	439	914	(615)	6,712
Unearned premium reserve and net deferred ceding commission income(1)	1,853	452	173	709	(288)	2,899
Loss and LAE reserves (1)	313	284	(1)	223	1	820
Total policyholders' surplus and reserves	5,778	3,098	611	1,846	(902)	10,431
Present value of installment premium	186	128	—	132	—	446
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	180	180	180	—	(360)	180
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,344	3,606	791	1,978	(1,262)	11,457
Adjustment for MAC (4)	371	240	—	—	(611)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,973	$3,366	$791	$1,978	$(651)	$11,457

Statutory net exposure (5)	$116,495	$24,240	$21,308	$66,239	$(343)	$227,939
Equity method adjustment (4)	12,934	8,374	—	—	(21,308)	—
Adjusted statutory net exposure (1)	$129,429	$32,614	$21,308	$66,239	$(21,651)	$227,939

Net debt service outstanding (5)	$183,518	$36,553	$31,440	$102,823	$(474)	$353,860
Equity method adjustment (4)	19,084	12,356	—	—	(31,440)	—
Adjusted net debt service outstanding (1)	$202,602	$48,909	$31,440	$102,823	$(31,914)	$353,860
Ratios:
Adjusted net exposure to qualified statutory capital	36:1	14:1	49:1	72:1		34:1
Capital ratio (6)	56:1	21:1	72:1	112:1		53:1
Financial resources ratio (7)	32:1	14:1	40:1	52:1		31:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of its European insurance subsidiary. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminates on January 1, 2020, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net exposure related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net exposure and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended June 30, 2019 and June 30, 2018

	Three Months Ended					Three Months Ended
	June 30, 2019					June 30, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$43	$12	$(4)	$—	$51	$170	$55	$158	$10	$393
Less: Installment GWP and other GAAP adjustments(1)	(1)	12	(4)	—	7	20	32	5	1	58
Upfront GWP	44	—	—	—	44	150	23	153	9	335
Plus: Installment premium PVP(2)	—	7	3	—	10	84	30	5	—	119
Total PVP	$44	$7	$3	$—	$54	$234	$53	$158	$9	$454

Gross par written	$3,657	$299	$227	$—	$4,183	$10,675	$3,345	$393	$158	$14,571

Reconciliation of GWP to PVP for the Six Months Ended June 30, 2019 and June 30, 2018

	Six Months Ended					Six Months Ended
	June 30, 2019					June 30, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$73	$14	$2	$1	$90	$203	$94	$159	$10	$466
Less: Installment GWP and other GAAP adjustments(1)	(3)	14	1	—	12	18	55	6	1	80
Upfront GWP	76	—	1	1	78	185	39	153	9	386
Plus: Installment premium PVP(2)	—	11	7	—	18	84	40	5	—	129
Total PVP	$76	$11	$8	$1	$96	$269	$79	$158	$9	$515

Gross par written	$5,673	$475	$721	$21	$6,890	$12,679	$3,532	$404	$158	$16,773

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)	Includes PVP of credit derivatives assumed in the Syncora Guarantee Inc. (SGI) transaction in the second quarter of 2018.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2019		June 30, 2019
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$2,040	A-	$3,157	A-
Tax backed	570	A-	903	A-
Transportation	384	BBB+	599	A-
Municipal utilities	464	A-	572	A-
Healthcare	95	BBB+	190	BBB+
Higher education	45	BBB	123	A-
Housing revenue	—	--	62	BBB-
Infrastructure finance	17	A	25	BBB+
Other	42	A	42	A
Total U.S. public finance	3,657	A-	5,673	A-
Non-U.S. public finance:
Infrastructure finance	299	BBB+	299	BBB+
Regulated utilities	—	--	176	A-
Total non-U.S. public finance	299	BBB+	475	BBB+
Total public finance	$3,956	A-	$6,148	A-

U.S. structured finance:
Pooled corporate obligations	$208	A	$465	A+
Life insurance transactions	—	--	200	AA
Structured credit	15	BBB	30	BBB
Other	4	A-	26	A-
Total U.S. structured finance	227	A	721	A+
Non-U.S. structured finance
Commercial receivable	—	--	21	BBB
Total non-U.S. structured finance	—	--	21	BBB
Total structured finance	$227	A	$742	A+

Total gross par written	$4,183	A-	$6,890	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19	2018	2019
PVP:
Public finance - U.S.	$35	$234	$33	$89	$32	$44	$269	$76
Public finance - non-U.S.	26	53	12	3	4	7	79	11
Structured finance - U.S.	—	158	7	1	5	3	158	8
Structured finance - non-U.S.	—	9	—	3	1	—	9	1
Total PVP	$61	$454	$52	$96	$42	$54	$515	$96

Reconciliation of GWP to PVP:

Total GWP	$73	$393	$50	$96	$39	$51	$466	$90
Less: Installment GWP and other GAAP adjustments	22	58	12	27	5	7	80	12
Upfront GWP	51	335	38	69	34	44	386	78
Plus: Installment premium PVP	10	119	14	27	8	10	129	18
Total PVP	$61	$454	$52	$96	$42	$54	$515	$96

Gross par written:
Public finance - U.S.	$2,004	$10,675	$2,338	$4,555	$2,016	$3,657	$12,679	$5,673
Public finance - non-U.S.	187	3,345	189	96	176	299	3,532	475
Structured finance - U.S.	11	393	473	25	494	227	404	721
Structured finance - non-U.S.	—	158	1	174	21	—	158	21
Total	$2,202	$14,571	$3,001	$4,850	$2,707	$4,183	$16,773	$6,890

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Investment Portfolio and Cash
As of June 30, 2019
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio:
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$4,370	3.66%	3.39%	$4,683	$160
U.S. government and agencies	154	3.95	3.39	165	6
Corporate securities (4)	2,212	3.09	2.73	2,267	68
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	914	4.53	3.84	938	41
Commercial mortgage-backed securities	478	3.37	2.92	495	16
Asset-backed securities (4)	746	6.29	5.08	779	47
Non-U.S. government securities	263	1.37	1.37	247	4
Total fixed maturity securities	9,137	3.75	3.33	9,574	342
Short-term investments	1,159	2.08	1.73	1,159	24
Cash (5)	190	—	—	190	—
Total	$10,486	3.56%	3.15%	$10,923	$366

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$165	1.7%
AAA/Aaa	1,531	16.0
AA/Aa	4,224	44.1
A/A	2,014	21.0
BBB	640	6.7
Below-investment-grade (BIG) (7)	792	8.3
Not rated (8)	208	2.2
Total fixed maturity securities, available-for-sale	$9,574	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.4

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $10 million insured by AGM.

3)	Includes fair value of $243 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,144 million in par with carrying value of $792 million.

8)
Includes closed lien senior bonds of Puerto Rico Sales Tax Financing Corporation (COFINA) validated by the PROMESA Title III Court (COFINA Exchange Senior Bonds) with $152 million in initial par and $152 million fair value.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2019 (as of June 30)		$361,999
2019 Q3	$9,125	352,874	$82	$4	$(1)	$4
2019 Q4	6,599	346,275	80	4	(1)	4
2020	23,021	323,254	304	16	(5)	13
2021	23,224	300,030	277	15	(4)	11
2022	20,853	279,177	251	14	(4)	10
2023	18,013	261,164	230	13	(3)	10

2019-2023	100,835	261,164	1,224	66	(18)	52
2024-2028	86,349	174,815	905	49	(14)	44
2029-2033	69,429	105,386	615	28	(12)	36
2034-2038	49,328	56,058	348	15	(9)	28
After 2038	56,058	—	300	12	—	28
Total	$361,999		$3,392	$170	$(53)	$188

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2019. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

3)	Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2019 (as of June 30)						$10,342
2019 Q3	$42	$168	$(10)	$134	$334	10,008
2019 Q4	22	160	1	120	303	9,705
2020	121	589	7	494	1,211	8,494
2021	268	473	2	574	1,317	7,177
2022	203	465	20	493	1,181	5,996
2023	195	347	12	185	739	5,257

2019-2023	851	2,202	32	2,000	5,085	5,257
2024-2028	259	886	195	456	1,796	3,461
2029-2033	141	226	628	870	1,865	1,596
2034-2038	202	514	121	559	1,396	200
After 2038	79	7	26	88	200	—
Total structured finance	$1,532	$3,835	$1,002	$3,973	$10,342

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2019 (as of June 30)		$225,025
2019 Q3	$6,337	218,688
2019 Q4	3,532	215,156
2020	11,826	203,330
2021	12,521	190,809
2022	10,837	179,972
2023	8,917	171,055

2019-2023	53,970	171,055
2024-2028	50,041	121,014
2029-2033	44,276	76,738
2034-2038	34,263	42,475
After 2038	42,475	—
Total public finance	$225,025

Net par outstanding (end of period)

	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19
Public finance - U.S.	$201,337	$200,378	$190,418	$186,562	$181,408	$180,537
Public finance - non-U.S.	43,747	45,442	44,735	44,103	44,615	44,488
Structured finance - U.S.	10,681	10,749	10,611	9,944	10,337	9,549
Structured finance - non-U.S.	1,324	1,235	1,176	1,193	965	793
Net par outstanding	$257,089	$257,804	$246,940	$241,802	$237,325	$235,367

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of June 30, 2019
(dollars in millions)

GAAP

2019 Q3	$8
2019 Q4	9
2020	38
2021	35
2022	34
2023	35
2019-2023	159
2024-2028	148
2029-2033	99
2034-2038	45
After 2038	9
Total expected present value of net expected loss to be expensed(2)	460
Future accretion	30
Total expected future loss and LAE	$490

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.63% for U.S. dollar denominated obligations.

2)	Excludes $33 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of June 30, 2019		As of December 31, 2018
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$76,793	A-	$78,800	A-
Tax backed	39,045	A-	40,616	A-
Municipal utilities	27,319	A-	28,462	A-
Transportation	14,890	A-	15,197	A-
Healthcare	6,658	A-	6,750	A-
Higher education	6,230	A-	6,643	A-
Infrastructure finance	5,440	A-	5,489	A-
Housing revenue	1,392	BBB+	1,435	BBB+
Investor-owned utilities	813	A-	1,001	A-
Other public finance	1,957	A-	2,169	A-
Total U.S. public finance	180,537	A-	186,562	A-
Non-U.S. public finance:
Regulated utilities	18,433	BBB+	18,325	BBB+
Infrastructure finance	17,587	BBB	17,216	BBB
Pooled infrastructure	1,362	AAA	1,373	AAA
Other public finance	7,106	A	7,189	A
Total non-U.S. public finance	44,488	BBB+	44,103	BBB+
Total public finance	$225,025	A-	$230,665	A-

U.S. structured finance:
RMBS	$3,835	BBB-	$4,270	BBB-
Life insurance transactions	1,478	AA-	1,435	A+
Pooled corporate obligations	1,477	AA-	1,215	AA-
Consumer receivables	1,140	A-	1,255	A-
Financial products	1,002	AA-	1,094	AA-
Other structured finance	617	BBB+	675	A-
Total U.S. structured finance	9,549	A-	9,944	A-

Non-U.S. structured finance:
RMBS	438	A	576	A-
Pooled corporate obligations	55	BB+	126	A
Other structured finance	300	A	491	A
Total non-U.S. structured finance	793	A	1,193	A
Total structured finance	$10,342	A-	$11,137	A-

Total	$235,367	A-	$241,802	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of June 30, 2019
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$385	0.2%	$2,460	5.5%	$1,428	15.0%	$181	22.8%	$4,454	1.9%
AA	21,289	11.8	1,880	4.2	3,617	37.9	39	4.9	26,825	11.4
A	100,156	55.5	13,067	29.4	1,079	11.3	183	23.1	114,485	48.6
BBB	52,682	29.2	26,197	58.9	1,512	15.8	349	44.0	80,740	34.3
BIG	6,025	3.3	884	2.0	1,913	20.0	41	5.2	8,863	3.8
Net Par Outstanding (1)	$180,537	100.0%	$44,488	100.0%	$9,549	100.0%	$793	100.0%	$235,367	100.0%

1)	As of June 30, 2019, excludes $1.5 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of June 30, 2019
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$33,822	14.4%
Pennsylvania	16,703	7.1
Texas	15,834	6.7
Illinois	14,370	6.1
New York	14,226	6.1
New Jersey	10,633	4.5
Florida	7,881	3.4
Michigan	5,523	2.3
Puerto Rico	4,494	1.9
Alabama	4,019	1.7
Other	53,032	22.5
Total U.S. public finance	180,537	76.7
U.S. structured finance	9,549	4.1
Total U.S.	190,086	80.8

Non-U.S.:
United Kingdom	31,397	13.3
France	3,159	1.3
Canada	2,564	1.1
Australia	2,121	0.9
Austria	1,224	0.5
Other	4,816	2.1
Total non-U.S.	45,281	19.2

Total net par outstanding	$235,367	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Non-Financial Guaranty Exposure
As of June 30, 2019
(dollars in millions)

	Gross Exposure		Net Exposure
	As of June 30, 2019	As of December 31, 2018	As of June 30, 2019	As of December 31, 2018
Life insurance transactions (1)	$908	$880	$784	$763
Aircraft residual value insurance policies	360	340	239	218

1)	The life insurance transactions net exposure is expected to increase to approximately $949 million prior to September 30, 2036.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2019
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$4,698	$4,494	$7,316	$7,029

Exposure to Puerto Rico by Risk (1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (3) (4)	$647	$301	$393	$(1)	$1,340	$1,383
Puerto Rico Public Buildings Authority (PBA)	9	142	—	(9)	142	148
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4)	233	495	195	(79)	844	874
PRHTA (Highways revenue) (4)	351	84	40	—	475	536
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)(4)	544	72	232	—	848	866
Puerto Rico Aqueduct and Sewer Authority (PRASA) (5)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (5)	189	40	74	—	303	349
University of Puerto Rico (U of PR) (5)	—	1	—	—	1	1
Total exposure to Puerto Rico	$1,973	$1,586	$1,024	$(89)	$4,494	$4,698

1)	While the Company no longer has any insured exposure to COFINA, it does have $152 million initial par of COFINA Exchange Senior Bonds in its investment portfolio.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2.5 million and a fully accreted net par at maturity of $2.5 million.

4)
As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

5)	As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2019
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2019 (3Q)	2019 (4Q)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029 - 2033	2034 - 2038	2039 - 2043	2044 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (1)	$87	$—	$141	$15	$37	$14	$73	$68	$34	$90	$33	$341	$407	$—	$—	$1,340
PBA	3	—	5	13	—	7	—	6	11	40	1	36	20	—	—	142
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	32	—	25	18	28	33	4	29	24	29	34	127	296	165	—	844
PRHTA (Highway revenue)	21	—	22	35	6	32	33	34	1	—	9	145	137	—	—	475
PRCCDA	—	—	—	—	—	—	—	—	—	19	—	50	83	—	—	152
PRIFA	—	—	—	—	—	2	—	—	—	—	—	—	3	11	—	16
Other Public Corporations
PREPA	26	—	48	28	28	95	93	68	106	105	68	174	9	—	—	848
PRASA	—	—	—	—	—	—	1	25	27	28	29	—	2	—	261	373
MFA	55	—	45	40	40	22	18	17	34	12	10	10	—	—	—	303
U of PR	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$224	$—	$286	$149	$139	$205	$222	$247	$237	$323	$184	$884	$957	$176	$261	$4,494

1)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2.5 million and a fully accreted net par at maturity of $2.5 million.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2019
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2019 (3Q)	2019 (4Q)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029 - 2033	2034 - 2038	2039 - 2043	2044 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (1)	$122	$—	$206	$74	$94	$70	$128	$119	$82	$136	$74	$512	$457	$—	$—	$2,074
PBA	7	—	12	20	6	13	6	13	17	45	3	50	23	—	—	215
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	54	—	67	59	68	72	41	65	59	63	66	262	375	180	—	1,431
PRHTA (Highway revenue)	34	—	46	58	27	52	51	51	17	15	25	208	152	—	—	736
PRCCDA	3	—	7	7	7	7	7	7	7	26	6	79	91	—	—	254
PRIFA	—	—	1	1	1	3	1	1	1	1	—	3	7	12	—	32
Other Public Corporations
PREPA	43	3	87	63	62	128	121	91	126	122	81	198	9	—	—	1,134
PRASA	10	—	19	19	19	19	21	45	44	44	44	68	70	67	300	789
MFA	62	—	58	50	48	28	23	21	37	14	11	11	—	—	—	363
U of PR	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$335	$3	$503	$351	$332	$392	$399	$413	$390	$466	$310	$1,392	$1,184	$259	$300	$7,029

1)	Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $2.5 million and a fully accreted net par at maturity of $2.5 million.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2019
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$243	16.4%	46.9%	71.3%
AA	634	42.9%	43.0%	49.9%
A	408	27.6%	36.0%	39.4%
BBB	153	10.4%	41.0%	46.1%
BIG	40	2.7%	N/A	N/A
Total exposures	$1,478	100.0%	41.2%	49.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$590	39.9%	44.4%	57.7%	AA
U.S. mortgage and real estate investment trusts	120	8.2	47.3%	61.9%	A-
Collateralized bond obligations / collateralized loan obligations	654	44.2	37.1%	39.2%	A
Other pooled corporates	114	7.7	N/A	N/A	A+
Total exposures	$1,478	100.0%	41.2%	49.2%	A+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of June 30, 2019
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$11	$132	$20	$912	$1	$1,076
AA	18	120	15	210	2	365
A	10	—	—	18	—	28
BBB	18	42	—	15	568	643
BIG	66	362	39	1,068	188	1,723
Total exposures	$123	$656	$74	$2,223	$759	$3,835

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$25	$21	$2	$628	$57	$733
2005	56	231	26	229	150	692
2006	42	46	12	317	241	658
2007	—	358	34	1,004	311	1,707
2008	—	—	—	45	—	45
Total exposures	$123	$656	$74	$2,223	$759	$3,835

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	June 30,	December 31,
	2019	2018
U.S. public finance:
General obligation	$2,089	$2,146
Tax backed	1,984	2,263
Municipal utilities	1,487	1,487
Higher education	210	217
Transportation	90	85
Healthcare	32	55
Housing revenue	18	18
Investor-owned utilities	3	5
Infrastructure finance	2	2
Other public finance	110	110
Total U.S. public finance	6,025	6,388
Non-U.S. public finance:
Infrastructure finance	504	654
Other public finance	380	387
Total non-U.S. public finance	884	1,041
Total public finance	$6,909	$7,429

U.S. structured finance:
RMBS	$1,723	$2,387
Consumer receivables	118	125
Life insurance transactions	40	85
Other structured finance	32	35
Total U.S. structured finance	1,913	2,632
Non-U.S. structured finance:
RMBS	—	45
Pooled corporate obligations	40	42
Other structured finance	1	12
Total non-U.S. structured finance	41	99
Total structured finance	$1,954	$2,731
Total BIG net par outstanding	$8,863	$10,160

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	June 30,	December 31,
	2019	2018
Category 1
U.S. public finance	$1,679	$1,767
Non-U.S. public finance	884	796
U.S. structured finance	178	397
Non-U.S. structured finance	40	98
Total Category 1	2,781	3,058
Category 2
U.S. public finance	398	399
Non-U.S. public finance	—	245
U.S. structured finance	130	293
Non-U.S. structured finance	—	—
Total Category 2	528	937
Category 3
U.S. public finance	3,948	4,222
Non-U.S. public finance	—	—
U.S. structured finance	1,605	1,942
Non-U.S. structured finance	1	1
Total Category 3	5,554	6,165
BIG Total	$8,863	$10,160

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of June 30, 2019
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,498	CCC
Puerto Rico Highways & Transportation Authority	1,319	CCC
Puerto Rico Electric Power Authority	848	CCC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	303	CCC
Jackson Water & Sewer System, Mississippi	191	BB
Virgin Islands Public Finance Authority	167	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton Pension Obligation Bonds, California	110	B
Penn Hills School District, Pennsylvania	107	BB
Alabama State University (Montgomery)	106	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	76	BB
Coatesville Area School District, Pennsylvania	75	BB
Atlantic City, New Jersey	56	BB
Virgin Islands Water and Power Authority	54	CCC
Total U.S. public finance	$5,435

Non-U.S. public finance:
Valencia Fair	$310	BB+
Road Management Services PLC (A13 Highway)	191	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	158	BB+
CountyRoute (A130) plc	78	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	51	BB-
Total non-U.S. public finance	$788
Total	$6,223

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of June 30, 2019
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$188	CCC	14.5%
Soundview 2007-WMC1	157	CCC	29.2%
Nomura Asset Accept. Corp. 2007-1	113	CCC	19.0%
Option One Mortgage Loan Trust 2007-Hl1	112	CCC	23.0%
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC	14.1%
New Century 2005-A	91	CCC	13.5%
MABS 2007-NCW	68	CCC	18.8%
Ace 2007-D1	55	CCC	26.0%
Ace Home Equity Loan Trust 2007-SL1	53	CCC	4.8%
Subtotal RMBS	$930

Non-RMBS:
National Collegiate Trust Series 2006-2	$65	CCC	2.5%
Subtotal non-RMBS	$65
Total U.S. structured finance	$995

Total non-U.S. structured finance	$—
Total	$995

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of June 30, 2019
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$4,154	BBB
Pennsylvania (Commonwealth of)	1,992	A-
Illinois (State of)	1,864	BBB
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,498	CCC
Puerto Rico Highways & Transportation Authority	1,319	CCC
New York Metropolitan Transportation Authority	1,258	A-
Massachusetts (Commonwealth of)	1,220	AA-
Chicago (City of) Illinois	1,159	BBB
California (State of)	1,130	AA-
North Texas Tollway Authority	1,100	A
Wisconsin (State of)	1,061	A+
New York (City of) New York	1,005	AA-
Great Lakes Water Authority (Sewerage), Michigan	980	BBB+
San Diego Family Housing, LLC Military Housing	956	AA
Philadelphia (City of) Pennsylvania	922	BBB+
Chicago Public Schools, Illinois	917	BBB-
Massachusetts (Commonwealth of) Water Resources	913	AA
Pennsylvania Turnpike Commission	886	A-
Port Authority of New York & New Jersey	865	BBB-
Philadelphia School District, Pennsylvania	852	A-
Metropolitan Pier & Exposition Authority, Illinois	852	BBB-
Puerto Rico Electric Power Authority	848	CCC
Long Island Power Authority	801	BBB+
Suffolk County, New York	791	BBB
Nassau County, New York	753	A-
Arizona (State of)	750	A+
Georgia Board of Regents	700	A
Connecticut (State of)	698	A-
Jefferson County Alabama Sewer	689	BBB
Metro Washington Airports Authority (Dulles Toll Road)	664	BBB+
Regional Transportation Authority, Illinois	657	AA-
ProMedica Healthcare Obligated Group	627	BBB+
Clarksville Natural Gas Acquisition Corporation, Tennessee	614	A
LCOR Alexandria LLC	614	BBB+
Garden State Preservation Trust (Open Space & Farmland), New Jersey	576	BBB+
Oglethorpe Power Corporation, Georgia	575	BBB
Sacramento County, California	569	A-
Pittsburgh Water & Sewer, Pennsylvania	527	A-
New Jersey Turnpike Authority, New Jersey	518	A-
Miami-Dade County Aviation, Florida	474	A
San Bernardino County, California	470	A+
Anaheim (City of), California	465	BBB+
Yankee Stadium LLC New York City Industrial Development Authority	464	BBB-
Montefiore Medical Center, New York	439	BBB
Oyster Bay, New York	434	BBB-
Foothills - Eastern Transportation Corridor, California	433	BBB-
Harris County - Houston Sports Authority, Texas	433	A-
Great Lakes Water Authority (Water), Michigan	429	BBB+
Oregon School Boards Association	424	AA-
Jets Stadium Development, LLC	421	BBB
Total top 50 U.S. public finance exposures	$43,760

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of June 30, 2019
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$530	AA
Private US Insurance Securitization	500	AA
SLM Private Credit Student Trust 2007-A	464	A+
Fortress Credit Opportunities VII CLO Limited	257	AA-
Private US Insurance Securitization	250	AA
SLM Private Credit Student Loan Trust 2006-C	223	AA-
ABPCI Direct Lending Fund CLO I Ltd	208	A
Brightwood Fund III Static 2018-1, LLC	188	A-
Option One 2007-FXD2	188	CCC
Timberlake Financial, LLC Floating Insured Notes	158	BBB-
Soundview 2007-WMC1	157	CCC
CWABS 2007-4	120	A+
Countrywide HELOC 2006-I	117	BBB
Nomura Asset Accept. Corp. 2007-1	114	CCC
Option One Mortgage Loan Trust 2007-Hl1	112	CCC
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA
New Century Home Equity Loan Trust 2006-1	111	AAA
CWALT Alternative Loan Trust 2007-HY9	105	A
OwnIt Mortgage Loan ABS Certificates 2006-3	104	AAA
Structured Asset Investment Loan Trust 2006-1	95	AAA
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC
New Century 2005-A	91	CCC
Countrywide 2007-13	87	AA-
ALESCO Preferred Funding XIII, Ltd.	84	AA
Preferred Term Securities XXIV, Ltd.	80	AA-
Total top 25 U.S. structured finance exposures	$4,547

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of June 30, 2019
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,634	A-
Hydro-Quebec, Province of Quebec	Canada	2,044	A+
Thames Water Utility Finance Plc	United Kingdom	1,967	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,713	BBB+
Southern Gas Networks PLC	United Kingdom	1,650	BBB
Anglian Water Services Financing	United Kingdom	1,425	A-
Dwr Cymru Financing Limited	United Kingdom	1,400	A-
National Grid Gas PLC	United Kingdom	1,278	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,270	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,200	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	1,075	AAA
Capital Hospitals (Barts)	United Kingdom	899	BBB-
Aspire Defence Finance plc	United Kingdom	841	BBB+
Verdun Participations 2 S.A.S.	France	723	BBB-
National Grid Company PLC	United Kingdom	681	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	642	A-
Sydney Airport Finance Company	Australia	624	BBB+
Envestra Limited	Australia	617	A-
InspirED Education (South Lanarkshire) PLC	United Kingdom	604	BBB-
Campania Region - Healthcare receivable	Italy	574	BBB-
Coventry & Rugby Hospital Company	United Kingdom	534	BBB-
Wessex Water Services Finance plc	United Kingdom	516	BBB+
Severn Trent Water Utilities Finance Plc	United Kingdom	504	BBB+
Derby Healthcare PLC	United Kingdom	503	BBB
Central Nottinghamshire Hospitals PLC	United Kingdom	462	BBB
North Staffordshire PFI	United Kingdom	458	BBB-
International Infrastructure Pool	United Kingdom	454	AAA
International Infrastructure Pool	United Kingdom	454	AAA
International Infrastructure Pool	United Kingdom	454	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	451	BBB
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	447	BBB-
United Utilities Water PLC	United Kingdom	434	BBB+
NATS (En Route) PLC	United Kingdom	428	A
South East Water	United Kingdom	407	BBB+
Scotland Gas Networks plc	United Kingdom	401	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	379	BBB
BBI (DBCT) Finance Property Limited	Australia	372	BBB
Octagon Healthcare Funding PLC	United Kingdom	325	BBB
St. James's Oncology Financing plc	United Kingdom	314	BBB
Valencia Fair	Spain	310	BB+
Bakethin Finance Plc	United Kingdom	307	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	305	BBB
Integrated Accommodation Services PLC	United Kingdom	303	BBB+
MPC Funding Limited	Australia	300	BBB+
The Republic of Poland	Poland	288	A-
Western Power Distribution (South Wales) PLC	United Kingdom	286	BBB+
Dali Capital (Northumbrian Water) PLC	United Kingdom	286	BBB+
Sarawak Capital Incorporated	Malaysia	280	BBB+
Japan Expressway Holding and Debt Repayment Agency	Japan	262	A+
Western Power Distribution (SW) PLC	United Kingdom	257	BBB+
Total top 50 non-U.S. exposures		$35,342

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended June 30, 2019

	Net Expected Loss to be Paid (Recovered) as of March 31, 2019	Economic Loss Development During 2Q-19	(Paid) Recovered Losses During 2Q-19	Net Expected Loss to be Paid (Recovered) as of June 30, 2019
Public Finance:
U.S. public finance	$666	$92	$(9)	$749
Non-U.S public finance	31	(8)	—	23
Public Finance	697	84	(9)	772

Structured Finance:
U.S. RMBS (2)	237	(118)	43	162
Other structured finance	29	(3)	—	26
Structured Finance	266	(121)	43	188
Total	$963	$(37)	$34	$960

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Six Months Ended June 30, 2019

	Net Expected Loss to be Paid (Recovered) as of December 31, 2018	Economic Loss Development During 2019	(Paid) Recovered Losses During 2019	Net Expected Loss to be Paid (Recovered) as of June 30, 2019
Public Finance:
U.S. public finance	$832	$154	$(237)	$749
Non-U.S public finance	32	(9)	—	23
Public Finance	864	145	(237)	772

Structured Finance:
U.S. RMBS (2)	293	(183)	52	162
Other structured finance	26	(1)	1	26
Structured Finance	319	(184)	53	188
Total	$1,183	$(39)	$(184)	$960

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties payable of $34 million as of June 30, 2019 and receivable of $5 million as of December 31, 2018.

Assured Guaranty Ltd.
Loss Measures
As of June 30, 2019
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	2Q-19 Loss and LAE	2Q-19 Loss and LAE included in Non-GAAP Operating Income (1)	2Q-19 Effect of FG VIE Consolidation (2)	2019 Loss and LAE	2019 Loss and LAE included in Non-GAAP Operating Income (1)	2019 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$6,025	$94	$94	$—	$164	$164	$—
Non-U.S public finance	884	(8)	(8)	—	(8)	(8)	—
Public finance	6,909	86	86	—	156	156	—
Structured finance:
U.S. RMBS	1,723	(88)	(90)	14	(115)	(118)	15
Other structured finance	231	1	3	—	4	6	—
Structured finance	1,954	(87)	(87)	14	(111)	(112)	15
Total	$8,863	$(1)	$(1)	$14	$45	$44	$15

1)	Non-GAAP operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2019		Year Ended December 31,
			2018	2017		2016		2015
GAAP Summary Statements of Operations Data
Net earned premiums	$230		$548	$690		$864		$766
Net investment income(1)	208		395	417		408		423
Total expenses	224		422	748		660		776
Income (loss) before income taxes	240		580	991		1,017		1,431
Net income (loss)	196		521	730		881		1,056
Net income (loss) per diluted share	1.90		4.68	5.96		6.56		7.08

GAAP Summary Balance Sheet Data
Total investments and cash	$10,983		$10,977	$11,539		$11,103		$11,358
Total assets	13,581		13,603	14,433		14,151		14,544
Unearned premium reserve	3,387		3,512	3,475		3,511		3,996
Loss and LAE reserve	1,102		1,177	1,444		1,127		1,067
Long-term debt	1,233		1,233	1,292		1,306		1,300
Shareholders’ equity	6,722		6,555	6,839		6,504		6,063
Shareholders’ equity per share	67.35		63.23	58.95		50.82		43.96

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$361,999		$371,586	$401,118		$437,535		$536,341
Gross debt service outstanding (end of period)	363,711		375,080	408,492		455,000		559,470
Net par outstanding (end of period)	235,367		241,802	264,952		296,318		358,571
Gross par outstanding (end of period)	236,739		244,191	269,386		307,474		373,192

Other Financial Information (Statutory Basis)(2)
Financial guaranty:
Net debt service outstanding (end of period)	$352,838		$359,499	$373,340		$401,004		$502,331
Gross debt service outstanding (end of period)	354,549		362,974	380,478		417,072		524,104
Net par outstanding (end of period)	226,916		230,664	239,003		262,468		327,306
Gross par outstanding (end of period)	228,288		233,036	243,217		272,286		340,662

Claims-paying resources(3)
Policyholders' surplus	$4,997		$5,148	$5,305		$5,126		$4,631
Contingency reserve	1,715		1,663	1,750		2,008		2,263
Qualified statutory capital	6,712		6,811	7,055		7,134		6,894
Unearned premium reserve and net deferred ceding commission income	2,899		2,950	2,849		2,672		3,225
Loss and LAE reserves	820		1,023	1,092		888		1,043
Total policyholders' surplus and reserves	10,431		10,784	10,996		10,694		11,162
Present value of installment premium	446		451	445		500		645
CCS and standby line of credit	400		400	400		400		400
Excess of loss reinsurance facility	180		180	180		360		360
Total claims-paying resources	$11,457		$11,815	$12,021		$11,954		$12,567

Ratios:
Net exposure to qualified statutory capital	34	:1	34:1	34	:1	37	:1	47	:1
Capital ratio	53	:1	53:1	53	:1	56	:1	73	:1
Financial resources ratio	31	:1	31:1	31	:1	34	:1	40	:1

Par and Debt Service Written (FG and non-FG)
Gross debt service written:
Public finance - U.S.	$9,922		$31,989	$26,988		$25,423		$25,832
Public finance - non-U.S.	554		7,166	2,811		848		2,054
Structured finance - U.S.	822		1,191	500		1,143		355
Structured finance - non-U.S.	61		369	202		30		69
Total gross debt service written	$11,359		$40,715	$30,501		$27,444		$28,310

Net debt service written	$11,359		$40,630	$30,476		$27,444		$28,310
Net par written	6,890		24,538	17,962		17,854		17,336
Gross par written	6,890		24,624	18,024		17,854		17,336

1) In the first quarter of 2019, the Company reclassified equity in net earnings of investees from net investment income to a separate line item on the consolidated statements of operations. Prior periods have been updated to reflect this change.

2)	Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

3)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2019	Year Ended December 31,
		2018	2017	2016	2015
Total GWP	$90	$612	$307	$154	$181
Less: Installment GWP and other GAAP adjustments (2)	12	119	99	(10)	55
Upfront GWP	78	493	208	164	126
Plus: Installment premium PVP	18	170	81	50	53
Total PVP	$96	$663	$289	$214	$179

PVP:
Public finance - U.S.	$76	$391	$196	$161	$124
Public finance - non-U.S.	11	94	66	25	27
Structured finance - U.S.	8	166	12	27	22
Structured finance - non-U.S.	1	12	15	1	6
Total PVP	$96	$663	$289	$214	$179

Non-GAAP operating income reconciliation:
Net income (loss)	$196	$521	$730	$881	$1,056
Less pre-tax adjustments:
Realized gains (losses) on investments	(4)	(32)	40	(30)	(27)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(40)	101	43	36	505
Fair value gains (losses) on CCS	10	14	(2)	—	27
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(3)	(32)	57	(33)	(15)
Total pre-tax adjustments	(37)	51	138	(27)	490
Less tax effect on pre-tax adjustments	6	(12)	(69)	13	(144)
Non-GAAP operating income	$227	$482	$661	$895	$710

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income (net of tax provision (benefit) of $1, $(1), $6, $7 and $4)	$6	$(4)	$11	$12	$11

Non-GAAP operating income per diluted share reconciliation:
Net income (loss) per diluted share	$1.90	$4.68	$5.96	$6.56	$7.08
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.04)	(0.29)	0.33	(0.23)	(0.18)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.39)	0.90	0.35	0.27	3.39
Fair value gains (losses) on CCS	0.09	0.13	(0.02)	—	0.18
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.02)	(0.29)	0.46	(0.25)	(0.10)
Total pre-tax adjustments	(0.36)	0.45	1.12	(0.21)	3.29
Less tax effect on pre-tax adjustments	0.06	(0.11)	(0.57)	0.09	(0.97)
Non-GAAP operating income per diluted share	$2.20	$4.34	$5.41	$6.68	$4.76

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.06	$(0.03)	$0.10	$0.10	$0.07

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2019	As of December 31,
		2018	2017	2016	2015
Adjusted book value reconciliation:
Shareholders' equity	$6,722	$6,555	$6,839	$6,504	$6,063
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(85)	(45)	(146)	(189)	(241)
Fair value gains (losses) on CCS	84	74	60	62	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	478	247	487	316	373
Less taxes	(90)	(63)	(83)	(71)	(56)
Non-GAAP operating shareholders' equity	6,335	6,342	6,521	6,386	5,925
Pre-tax adjustments:
Less: Deferred acquisition costs	106	105	101	106	114
Plus: Net present value of estimated net future revenue	196	204	146	136	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,932	3,005	2,966	2,922	3,384
Plus taxes	(508)	(524)	(512)	(832)	(968)
Non-GAAP adjusted book value	$8,849	$8,922	$9,020	$8,506	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(3), $(1), $(2), $4, and $11)	$12	$3	$5	$(7)	$(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $1, $4, $3, $12, and $22)	$(2)	$(15)	$(14)	$(24)	$(43)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$67.35	$63.23	$58.95	$50.82	$43.96
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.85)	(0.44)	(1.26)	(1.48)	(1.75)
Fair value gains (losses) on CCS	0.84	0.72	0.52	0.48	0.45
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.79	2.39	4.20	2.47	2.71
Less taxes	(0.91)	(0.61)	(0.71)	(0.54)	(0.41)
Non-GAAP operating shareholders' equity per share	63.48	61.17	56.20	49.89	42.96
Pre-tax adjustments:
Less: Deferred acquisition costs	1.06	1.01	0.87	0.83	0.83
Plus: Net present value of estimated net future revenue	1.97	1.96	1.26	1.07	1.23
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	29.37	28.98	25.56	22.83	24.53
Plus taxes	(5.09)	(5.04)	(4.41)	(6.50)	(7.02)
Non-GAAP adjusted book value per share	$88.67	$86.06	$77.74	$66.46	$60.87

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.12	$0.03	$0.03	$(0.06)	$(0.15)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.02)	$(0.15)	$(0.12)	$(0.18)	$(0.31)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily include obligations of local, municipal, regional or national governmental authorities or agencies.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Non-GAAP Operating Income: Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Non-GAAP Operating Return on Equity (Non-GAAP Operating ROE): Non-GAAP Operating ROE represents non-GAAP operating income for a specified period divided by the average of non-GAAP operating shareholders’ equity at the beginning and the end of that period. Management believes that non-GAAP operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use non-GAAP operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date non-GAAP operating ROE are calculated on an annualized basis. Non-GAAP operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as non-financial guaranty insurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com